Exhibit 10.7

                        TREVENEX RESOURCES, INC.

                  CORPORATE GOVERNANCE AND DIRECTORS
                     NOMINATING COMMITTEE CHARTER
                       Trevenex Resources, Inc.
                             July 19, 2008

PURPOSE

The Corporate Governance and Directors Nominating Committee shall seek and recommend to the Board qualified candidates for election or appointment to the Company's Board of Directors and standing committees of the Board of Directors. The Corporate Governance and Directors Nominating Committee shall also take a leadership role in shaping and recommending to the Board of Directors corporate governance and practices and monitoring corporate compliance with these policies and practices.

MEMBERSHIP

The Corporate Governance and Directors Nominating Committee of the Board of Directors shall be comprised no less than three directors, each of whom satisfy the independence requirements of any applicable laws and regulations. The members of the Corporate Governance and Directors Nominating Committee shall be appointed and replaced by the Board of Directors.

MEETINGS

The Corporate Governance and Directors Nominating Committee shall meet at least once each year or more frequently as circumstances dictate.

DUTIES AND RESPONSIBILITIES

The Corporate Governance and Directors Nominating Committee shall:

   A. Corporate Governance
          1. Develop Corporate Governance Guidelines and recommend such guidelines or revisions of such guidelines to the Board of Directors. The Corporate Governance and Directors Nominating Committee shall review such guidelines at least annually and, when necessary or appropriate, recommend changes to the Board of Directors.

          2. Review and assess the adequacy of the Company's Code of Ethics for Financial Professionals and other internal policies and guidelines and monitor that the principles described therein are being incorporated into the Corporation's culture and business practices.

          3. Review at least annually the Company's By-laws and make recommendations for changes to the Board of Directors.

          4. Monitor the development of corporate governance, distribute information on corporate governance, as appropriate, to members of the Board, and take a leadership role in shaping the corporate governance of the Company.


   B. Directors Nominating

          1. Assist the Board by identifying individuals qualified to become directors consistent with criteria approved by the Board, and to recommend to the Board the director nominees for the next annual meeting of shareholders, at a special meeting of shareholders, or to fill a vacancy on the Board.

          2. Review the appropriateness of the size of the Board of Directors relative to its various responsibilities. Review the overall composition of the board, taking into consideration such factors as business experience and specific areas of expertise of each Board member, and make recommendations to the Board as necessary.

          3. Recommend committee assignments and committee chairpersons for the standing committees for consideration by the Board of Directors.

          4. Review candidates nominated or recommended by shareholders.

          5. Have sole authority to retain and terminate any search firm to be used to identify director candidates and shall have sole authority to approve the search firm's fees and other retention terms.

   C. Additional Powers and Responsibilities

         1. Engage such independent legal and other advisors as it deems necessary or appropriate to carry out its responsibilities at the Company's expense. Such independent advisors may be the regular advisors to the Company. The Corporate Governance and Directors Nominating Committee is empowered, without further action by the Board, to cause the Company to pay the compensation of such advisors as established by the Corporate Governance and Directors Nominating Committee.

         2. On an annual basis, review and reassess the adequacy of this Charter and recommend any proposed changes to the Board for approval.

         3. Have the ability to form and delegate authority to subcommittees, comprised of one or more members of the Committee, as necessary or appropriate.

Each subcommittee shall have the full power and authority of the Corporate Governance and Directors Nominating Committee within the authority delegated to the subcommittee or member(s).

         4. Make regular reports to the Board.

         5. Undergo an annual performance evaluation of itself.

         6. Perform such other activities as the Board of Directors may from time to time deemed necessary or appropriate.


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